Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S‑3 (No. 333‑208538) and Forms S‑8 (Nos. 333‑193735, 333-195957, 333‑201672, 333‑208948, 333-215420, and 333-215421) of our report dated March 8, 2017, with respect to the financial statements of Trevena, Inc. included in this Annual Report on Form 10‑K for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 8, 2017